EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Roper Industries, Inc. on Form S-8 (Nos. 33-71094, 33-77770, 33-78026, 333-36897, 333-73139, 333-35666, 333-35672, 333-35648, 333-59130, 333-105919, 333-105920) of our report dated April 2, 2004 with respect to the consolidated financial statements of TransCore Holdings, Inc. included in Exhibit 99.1 of this Form 8-K dated December 14, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 10, 2004